BOSTON

LOS ANGELES

NEW YORK

SAN DIEGO

SAN FRANCISCO

TORONTO

WASHINGTON
MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.
Exhibit 5.1
One Financial Center
Boston, MA 02111
617 542 6000
mintz.com
April 28, 2023

Vaxxinity,

Inc.

505 Odyssey Way
Merritt Island, FL 32953
Re:

Registration Statement on Form S-8
Ladies and Gentlemen:

We

have

acted

as

legal

counsel

to

Vaxxinity,

Inc.,

a

Delaware

corporation

(the

“Company”),

in
connection

with

the

preparation

and

filing

with

the

Securities

and

Exchange

Commission

(the
“Commission”) of a Registration

Statement on Form S-8

(the “Registration Statement”),

pursuant to which
the Company

is registering

the issuance

under the

Securities Act

of 1933,

as amended

(the “Securities

Act”),
of an

aggregate of

3,186,306 shares

(the “Shares”)

of the

Company’s

Class A

common stock,

par value
$0.0001 per share

(the “Class A

Common Stock”),

in accordance with

the terms of

the Vaxxinity,

Inc. 2021
Omnibus Incentive Compensation Plan (the “Plan”).

This opinion is being rendered in connection

with the
filing

of

the

Registration

Statement

with

the

Commission.

All

capitalized

terms

used

herein

and

not
otherwise defined shall have the respective meanings given to them in the

Registration Statement.

In connection with

this opinion, we

have examined the

Company’s Amended and Restated

Certificate
of Incorporation and Amended and Restated Bylaws, each as

currently in effect; such other records of the
corporate

proceedings

of

the

Company

and

certificates

of

the

Company’s

officers

as

we

have

deemed
relevant; and the Registration Statement and the exhibits thereto.

In our examination, we have assumed the

genuineness of all signatures, the legal capacity

of natural
persons, the

authenticity of

all documents

submitted to

us as

originals, the

conformity to

original documents
of all documents

submitted to us

as copies, the

authenticity of the

originals of such

copies, and the

truth and
correctness of any representations and warranties contained therein. In addition, we have assumed that the
Company will receive any required consideration in accordance with the terms of the Plan.

Our opinion expressed herein is limited

to the General Corporation Law of

the State of Delaware and
we express

no opinion

with respect

to the

laws of

any other

jurisdiction. No

opinion is

expressed herein
with

respect

to

the

qualification

of

the

Shares

under the

securities or

blue

sky

laws

of

any

state

or

any
foreign jurisdiction.

Please note

that we are

opining only

as to the

matters expressly

set forth

herein, and

no opinion should
be inferred as to any

other matters. This opinion

is based upon currently

existing statutes, rules,

regulations
and judicial decisions, and we disclaim any obligation to advise you of any

BOSTON

LOS ANGELES

NEW YORK

SAN DIEGO

SAN FRANCISCO

TORONTO

WASHINGTON
MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.
MINTZ
April 28, 2023

change in any of these sources of law or subsequent legal or factual developments which might affect any
matters or opinions set forth herein.

Based

upon

the

foregoing,

we

are

of

the

opinion

that

the

Shares,

when

issued

and

delivered

in
accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable.
We understand that you

wish to

file this

opinion with

the Commission

as an

exhibit to

the Registration
Statement in accordance

with the requirements

of Item 601(b)(5)

of Regulation S-K

promulgated under the
Securities Act, and

we hereby consent thereto.

In giving this consent,

we do not admit

that we are

within
the category

of persons

whose consent

is required

under Section

7 of

the Securities

Act or

the rules

and
regulations of the Commission promulgated thereunder.

Very

truly yours,

MINTZ, LEVIN,

COHN, FERRIS,

GLOVSKY AND

POPEO,
P.C.